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                                                                   EXHIBIT 4(a)

                              AMENDED AND RESTATED
                              (As of April 1, 1996)
                        1992 INCENTIVE STOCK OPTION PLAN
                                       OF
                         ENHANCED SERVICES COMPANY, INC.


                                    ARTICLE I

                                 PURPOSE OF PLAN

                  1.1 Purpose. The purpose of this amended and restated Plan is to promote the growth and profitability of the Company by providing, through the granting of options, incentives to attract highly talented persons to positions with one or more of the Participating Companies, to retain such persons and to motivate them to use their best efforts on behalf of the Participating Company employer. This Plan is hereby being amended and restated to (i) increase the number of shares reserved for issuance under the Plan to 250,000; (ii) add provisions whereby upon joining the Board and upon each subsequent reelection to the Board, non-employee directors would automatically receive options to purchase up to 2,000 shares of the Company's Common Stock; (iii) add provisions to permit the granting of Non-Qualified Stock Options to consultants, advisors, and representatives of the Company; (iv) replace the limitation whereby the fair market value of Incentive Stock Options granted to an individual during any calendar year can not exceed $100,000, with a provision permitting an individual to exercise Incentive Stock Options for shares having a fair market value of $100,000 during any calendar year; (v) extend the term of the Plan from March 2002 to April 2006; and (vi) make certain additional changes.


                                   ARTICLE II

                                   DEFINITIONS


                  For the purposes of this Plan, the following terms shall have the meanings set forth in this Article II:

                  2.1 Board. The term "Board" shall mean the Board of Directors of the Company.

                  2.2 Committee. The term "Committee" shall mean a committee appointed by the Board pursuant to Section 3.4 constituting not less than two members of the Board.


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                  2.3 Company. The term "Company" shall mean Enhanced Services
Company, Inc., a Colorado corporation, or any successor thereof.

                  2.4 Director. The term "Director" shall mean a member of the Board or a member of the Board of Directors of any Participating Company.

                  2.5 Effective Date. The term "Effective Date" shall mean April 1, 1996.

                  2.6 Eligible Person.

                           (a) With respect to the granting of Incentive Stock
Options, the term "Eligible Person" shall mean any employee of any Participating Company.

                           (b) With respect to the granting of Nonstatutory
Stock Options, the term "Eligible Person" shall mean any employee, member of the Board of Directors, consultant, advisor or representative of any Participating Company.

                  2.7 Eligible Person Termination Date. As to an Eligible Person who is an employee or Director, the term "Eligible Person Termination Date" shall mean the date as of which the employment or directorship, as the case may be, of such person terminates.

                  2.8 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  2.9 Fair Market Value. The term "Fair Market Value", when used with respect to the determination of the fair market value of the Shares shall mean: (a) if Shares are exchange-traded or traded on the NASDAQ small-cap market ("Small-Cap"), the closing sales or last sales price per share of the Shares;
(b) if Shares are regularly traded in any over-the-counter market other than Small-Cap, the average of the bid and asked prices per share of the Shares; and
(c) if Shares are not traded as described in (a) and (b) of this Section 2.9, the per share fair market value of the Shares as determined in good faith by the Board or Committee on such basis as the Board or Committee in its sole discretion shall choose. The date of determination of Fair Market Value with respect to subparagraphs (a), (b) and (c) shall be the date of the grant of the Options, or if no trading day, the last day prior to the grant on which there has been such trading.

                  2.10 Incentive Stock Option. The term "Incentive Stock Option" shall mean any Option intended to satisfy the requirements under I.R.C. Section 422(b) as an incentive stock option which qualifies for special federal income tax treatment under I.R.C. Section 421 et seq.


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                  2.11 I.R.C. The term "I.R.C." shall mean the Internal Revenue
Code of 1986, as it may be amended from time to time.

                  2.12 Income Tax Regulations. The term "Income Tax Regulations" shall mean the regulations promulgated by the United States Treasury Department under the I.R.C.

                  2.13 Nonstatutory Stock Option. The term "Nonstatutory Stock Option" shall mean any Options granted hereunder which do not qualify and are not intended to be treated as Incentive Stock Options.

                  2.14 Option. The term "Option" shall mean an option to acquire Shares granted under this Plan.

                  2.15 Option Agreement. The term "Option Agreement" shall refer to an agreement evidencing an Option granted under this Plan.

                  2.16 Option Grant Date. The term "Option Grant Date" shall mean the effective date of the grant of an Option. The effective date of the grant shall be deemed to be the date on which the Board or Committee authorizes the grant of the Option, unless a subsequent date is specified in such authorization.

                  2.17 Option Termination Date. The term "Option Termination Date" shall mean the date as of which all installments of an Option shall expire and terminate as the Board or Committee shall determine, but in no event later than 8 years after the Option Grant Date.

                  2.18 Optionee. The term "Optionee" shall mean an Eligible Person who has been granted one or more Options.

                  2.19 Parent Corporation. The term "Parent Corporation" shall mean a corporation as that term is defined in I.R.C. Section 425(e).

                  2.20 Participating Company. The term "Participating Company" shall mean the Company and any Parent Corporation or Subsidiary Corporation.

                  2.21 Plan. The term "Plan" shall refer to the Company's 1992 Incentive Stock Option Plan as amended and restated herein.

                  2.22 Restricted Shareholder. The term "Restricted Shareholder" shall mean an Optionee granted an Incentive Stock Option who, at the time an Option is granted, beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent Corporation or Subsidiary Corporation, with stock ownership determined in accordance with the attribution rules of I.R.C. Section 425(d).


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                  2.23 Rule 16b-3. The term "16b-3" shall mean Rule 16b-3
promulgated by the Securities and Exchange Commission under the Exchange Act as such rule may be amended from time to time.

                  2.24 Shares. The term "Shares" shall mean shares of the Company's authorized but unissued Common Stock, $.001 par value, or any such Shares held in the Company's treasury.

                  2.25 Subsidiary Corporation. The term "Subsidiary Corporation" shall mean a corporation as that term is defined in I.R.C. Section 425(f).

                  2.26 Terminating Transaction. The term "Terminating Transaction" shall mean any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other corporations (except with respect to a transaction, the purpose of which is to change the domicile of the Company), as a result of which the Company goes out of existence or becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own, directly or indirectly, fifty percent (50%) or more of the aggregate voting power of all outstanding equity securities of the Company); or (c) a sale of all or substantially all of the Company's assets.

                  2.27 Termination Date. The term "Termination Date" shall mean the day before the 10th anniversary of the Effective Date.

                  2.28 Total Disability. The term "Total Disability" shall mean a total and permanent disability as that term is defined in I.R.C. Section 105(d)(4).

                  2.29 Vested Installment. The term "Vested Installment" shall mean any vested installment of an Option.


                                   ARTICLE III

                             ADMINISTRATION OF PLAN

                  3.1 Administration by Board. The Plan shall be administered by the Board. The Board shall have full and absolute power and authority in its sole discretion to (i) determine which Eligible Persons shall receive Options,
(ii) determine the time when Options shall be granted, (iii) determine the terms and conditions, of any Option granted hereunder, (iv) determine the number of Shares which shall be subject to each Option granted hereunder, and (v) interpret the provisions of the Plan and of any Option granted under the Plan.

                  3.2 Rules and Regulations. The Board may adopt such rules and regulations as it, in its discretion, may deem necessary

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or appropriate to carry out the purposes of the Plan, and shall have authority to take all action necessary or appropriate to administer the Plan.

                  3.3 Binding Authority. All decisions, determinations, interpretations, or other actions by the Board shall be final, conclusive, and binding on all Eligible Persons, Optionees, Participating Companies and any successors-in-interest to such persons.

                  3.4 Administration by Committee.

                           (a) The Board in its sole discretion may from time
to time appoint a Committee of no less than two Board members to administer the Plan and, subject to applicable law, to exercise all of the powers, authority, and discretion of the Board under this Plan. The Board may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee shall be filled by the Board. The Board may abolish the Committee at any time or revest in the Board the administration of the Plan.

                           (b) The Committee shall report to the Board the
names of Eligible Persons granted Options, the number of Shares covered by each Option, and the terms and conditions of each such Option.

                  3.5 Compliance with Applicable Regulations and Laws. Notwithstanding anything in this Article III to the contrary, to the extent necessary or desirable to comply with Rule 16b-3, the I.R.C., or any other applicable law or regulation, the Plan shall be administered in accordance with the requirements imposed by such regulations or laws.

                                   ARTICLE IV

                    NUMBER OF SHARES AVAILABLE UNDER THE PLAN

                  4.1 Maximum Number of Shares in the Aggregate. Subject to
Section 8.1, the maximum number of Shares which may be optioned and sold under the Plan is 250,000 in the aggregate.

                  4.2 Additional Availability of Shares. If Options granted under the Plan shall for any reason terminate, lapse, be forfeited or canceled, or expire without being exercised, the Shares subject to such unexercised Options shall again be available for the granting of Options under the Plan and shall be included in the number of Shares which may be optioned and sold under the Plan. In the event that Shares which were previously issued by the Company upon the exercise of an Option are reacquired by the Company as part of the consideration received (in accordance with Section 6.6(b) hereof) upon the subsequent exercise of an Option, such Shares shall again be available for the granting of Options

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under the Plan and shall be included in the number of shares described in
Section 4.1.

                  4.3 Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall equal the number of Shares subject to then-outstanding options under this Plan.

                                    ARTICLE V

                                  TERM OF PLAN

                  5.1 Term. The Plan shall be effective as of the Effective Date and Shall terminate on the Termination Date. No option may be granted hereunder after the Termination Date.


                                   ARTICLE VI

                                  OPTION TERMS

                  6.1 Form of Option Agreement. Any Option granted under the Plan shall be evidenced by an Option Agreement in such form as the Board, in its discretion, may from time to time approve. Any Option Agreement shall contain such terms and conditions as the Board, in its discretion, may deem necessary or appropriate and which are not inconsistent with the provisions of this Plan.

                  6.2 Limitations on Incentive Stock Options.

                           (a) In the event that the aggregate Fair Market
Value (determined as of the Option Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Person during any calendar year under the Plan exceeds $100,000, Options with respect to and to the extent of such excess shall be treated as Nonstatutory Stock Options. This Section 6.2(a) shall be applied by taking Options which are intended to be Incentive Stock Options into account in the order in which they were granted.

                           (b) No Optionee who is a Restricted Shareholder may
be granted an Incentive Stock Option which is exercisable after the expiration of five years after the Option Grant Date.

                  6.3 Option Exercise Price. The option exercise price for Shares to be issued under this Plan shall be determined by the Board in its sole discretion, but in no event shall the option exercise price be less than the Fair Market Value of the Shares on the Option Grant Date. If the Optionee is a Restricted Shareholder, the option exercise price shall be not less than 110% of the Fair Market Value of the Shares on the Option Grant Date.


                                       -6-

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                  6.4 Vesting and Exercisability of Options. Subject to the
limitations set forth herein and/or in any applicable Option Agreement entered into hereunder, Options granted under the Plan shall vest and be exercisable in accordance with the rules set forth in this Section 6.4:

                           (a) General.  Subject to the other provisions of
this Section 6.4, Options shall vest and become exercisable at such times and in such installments as the Board shall provide in each individual Option Agreement; provided, however, that in no event shall any Option vest at a rate less than 20% per year. Notwithstanding the foregoing, the Board may in its sole discretion accelerate the time at which an Option or installment thereof may be exercised. Unless otherwise provided in this Section 6.4, Section 8.4 or in the Option Agreement pursuant to which an Option is granted, an Option may be exercised when Vested Installments vest as provided in such Option Agreement and at any time thereafter until, and including, the Option Termination Date.

                           (b) Termination of Options.  All installments of an
Option shall expire and terminate on the Option Termination Date.

                           (c) Termination of Eligible Person Status Other
than by Reason of Death or Disability. In the event that the Eligible Person status of an Optionee is terminated for any reason other that by reason of death or Total Disability, any installment under an Option held by such Optionee which has not vested as of the Eligible Person Termination Date shall expire and become unexercisable as of such date. Except as set forth in Section 6.4(f), all Vested Installments of Options granted hereunder to such Optionee which have not been exercised prior to the Eligible Person Termination Date shall expire and become unexercisable as of the earlier of:

                                    (i) The date which is three months following
the Eligible Person Termination Date; or

                                    (ii) The Option Termination Date.

                           (d) Leave of Absence. In the case of any employee
on an approved leave of absence, the Board may make such provision respecting continuance of the Option as the Board, in its discretion, deems appropriate, except that in no event shall an Option be exercisable after the Option Termination Date.

                           (e) Death or Total Disability of an Eligible
Person. In the event that the Eligible Person status of an Optionee is terminated by reason of death or Total Disability, any installments under the Option held by such Optionee which have not vested as of the Eligible Person Termination Date shall expire and become unexercisable as of such date. Except as set forth in Section 6.4(f), all Vested Installments of Options granted

                                       -7-

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hereunder to such Optionee which have not been exercised prior to the Eligible
Person Termination Date shall expire and become unexercisable as of the earlier of:

                                    (i) The applicable Option Termination Date;
or

                                    (ii) The first anniversary of the Eligible
Person Termination Date.

                  Any Vested Installments of a deceased Optionee may be exercised prior to their expiration only by the person or persons to whom the Optionee's Option rights pass by will or the laws of descent and distribution.

                           (f) Extensions. Notwithstanding the provisions
covering the exercisability of Options following the Eligible Person Termination Date set forth in Sections 6.4(c) and (e), respectively, the Board may, in its sole discretion, with the consent of the Optionee extend the period of time during which Vested Installments shall remain exercisable, provided that in no event shall such extension go beyond the Option Termination Date. In the case of Incentive Stock Options, extensions under this Section 6.4(f) may result in loss of the favorable treatment accorded incentive stock options under the I.R.C.

                  6.5 Exercise of Options. An Option may be exercised in accordance with this Section 6.5 as to all or any portion of the Shares covered by a Vested Installment of the Option from time to time during the applicable option period, except that an Option shall not be exercisable with respect to fractions of a Share. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company, which notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the purchase price in accordance with Section 6.6. An Option shall be deemed exercised when such written notice of exercise and full payment for the Shares covered thereby has been received by the Company. No Shares shall be issued until full payment of the purchase price thereof has been made and the Optionee has satisfied such other conditions as may be required hereunder; as may be required by applicable law, rules, or regulations; or as may be adopted or imposed by the Board.

                  6.6 Payment of Option Exercise Price. Except as otherwise provided in Section 6.6(b), the entire option exercise price shall be paid at the time the Option is exercised by cashier's check or such other means deemed acceptable by the Board. The Board may, in its discretion, permit Optionees to borrow from the Company an amount of money sufficient to cover the option exercise price, which amount may or may not bear interest and shall be repayable as the Board shall determine.


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                  6.7 Substitution of Options. In the Board's discretion, the
Board may, with an Optionee's consent, substitute Nonstatutory Stock Options for outstanding Incentive Stock Options, and any such substitution shall not constitute a new Option grant for the purposes of this Plan, and shall not require a revaluation of the Option exercise price for the substituted Option. Any such substitution may be implemented by an amendment to the applicable Option Agreement or in such other manner as the Board in its discretion may determine.

                  6.8 Option Not Transferable. Options granted hereunder may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Upon any attempt to transfer Options other than by will or the laws of descent and distribution, or to assign, pledge, hypothecate or otherwise dispose of Options, or upon the levy of any execution, attachment or similar process thereon, such Options shall become null and void and any subsequent attempted exercise of the Options shall be ineffective against the Company. The terms of the Options shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

                  6.9 Restrictions on Issuance of Shares.

                           (a) No Shares shall be issued or delivered upon
exercise of an Option unless and until there shall have been compliance with all applicable requirements of the Securities Act of 1933, as amended, (the "1933 Act"), all applicable listing requirements of any market or securities exchange on which Shares are then listed, and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations, or approvals necessary for the lawful issuance and sale of any Shares hereunder on the terms deemed reasonable by the Board shall relieve the Company, the Board, and any Committee of any liability in respect of the non-issuance or sale of such Shares as to which such requisite permits, authorization, or approvals shall not have been obtained.

                           (b) As a condition to the granting or exercise of
any Option, the Board may require the person receiving or exercising such Option to make any representation and/or warranty to the Company as may be required (or deemed appropriate by the Board, in its discretion) under any applicable law or regulation, including but not limited to a representation that the option and/or shares are being acquired only for investment and without any present intention to sell or distribute such option and/or shares, if such a representation is required under the 1933 Act or any other applicable law, rule, or regulation.

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                  6.10 Option Adjustments.

                           (a) If the outstanding shares of Common Stock of
the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization by the Board an appropriate and proportionate adjustment shall be made in the number or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any individual Optionees under this Plan upon exercise of options granted hereunder; provided, however, that no such adjustment need be made if, upon the advise of counsel, the Board determines that such adjustment may result in the receipt of federally taxable income to holders of Options granted under the Plan or the holder of Common Stock or other classes of the Company's securities.

                           (b) Upon the occurrence of a Terminating
Transaction, as of the effective date of such Terminating Transaction, the Plan and any then outstanding Options (whether or not vested) shall terminate unless
(i) provision be made in writing in connection with such transaction for the continuance of the Plan and for the assumption of such Options, or for the substitution for such Options of new options covering the securities of a successor corporation or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event the Plan and such outstanding Options shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Options (whether or not vested), including without limitation (A) accelerating the vesting of outstanding Options, and/or (B) providing for the cancellation of the Options and their automatic conversation into the right to receive the securities or other properties which a holder of the Shares underlying such Options would have been entitled to receive upon such Terminating Transaction had such Shares been issued and outstanding (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this paragraph (b), the Plan and the Options shall terminate by reason of the occurrence of a Terminating Transaction without provision for any of the action(s) described in clause (i) or (ii) hereof, then any Optionee holding outstanding Options shall have the right, at such time immediately prior to the consummation of the Terminating Transaction as the Board shall designate, to exercise his or her Options to the full extent not theretofore exercised, including any installments which have not yet become Vested Installments (subject, however, to the provisions of Section 6.2(a) above).

                           (c) Except to the extent required to retain
qualification of an Option as an Incentive Stock Option under I.R.C. Section 422, to the maximum extent possible any adjustments

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authorized under this Section 6.10 with respect to any outstanding Options shall be made by means of appropriate adjustments to the number of Shares (or other securities) and the option exercise price therefor under the unexercised portions of such outstanding Options, but without changing the aggregate exercise price applicable to said unexercised portions. In all cases, the nature and extent of adjustments under this Section 6.10 shall be determined by the Board, and any such determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan pursuant to any such adjustment.

                  6.11 Taxes. The Board shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of an Option under the Plan, including, without limitation, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to an Optionee by any of the Participating Companies, or requiring an Optionee (or the Optionee's beneficiary or legal representative) as a condition of granting or exercising an Option to pay to any Participating Companies any amount required to be withheld, or to execute such other documents as the Board deems necessary or desirable in connection with the satisfaction of any applicable withholding obligation. In the discretion of the Board, upon exercise of a Nonstatutory Stock Option, the Optionee may request the Company to withhold from the Shares to be issued upon such exercise that number of Shares (based on the Fair Market Value of the Shares as of the day immediately preceding the day notice of exercise is received by the Company) that would satisfy any tax withholding requirement; provided, however, that any such withholding shall conform to any restrictions as to timing or otherwise under Rule 16b-3.

                  6.12 Legends on Options and Stock Certificates. Each Option Agreement and each certificate representing Shares acquired upon exercise of an Option shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the Option Agreement and/or the certificate. The determination of which legends, if any, shall be placed upon Option Agreements and/or the Shares shall be made by the Board in its sole discretion and such decision shall be final and binding.


                                   ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

                  7.1 Board Authority. The Board may amend, suspend, alter, or terminate the Plan at any time. To the extent necessary or desirable to comply with Rule 16b-3, the I.R.C. or any other applicable law or regulation, the Company shall obtain shareholder approval of any amendment to the Plan only in such a manner and to such a degree as required.

                  7.2 Limitation on Board Authority. The Board may amend the terms of any Option previously granted, prospectively or retroactively, and may amend the Plan in accordance with the provisions of Section 7.1; provided, however, that unless required by applicable law, rule or regulation, no amendment of the Plan or of any Option Agreement shall, without the consent of any Optionee holding any such affected Options, be permitted if such amendment would affect in an material and adverse manner Options granted prior to the date of any such amendment.

                  7.3 Contingent Grants Based on Amendments. Options may be granted in reliance on and consistent with any amendment adopted by the Board and which is necessary to enable such Options to be granted under the Plans, even though such amendment requires future shareholder approval; provided, however, that any such contingent Option by its terms may not be exercised prior to shareholder approval of such amendment, and provided further, that in the event shareholder approval is not obtained within twelve months of the date of grant of such contingent Option, then such contingent Option shall be deemed cancelled and no longer outstanding.

                                  ARTICLE VIII

                         CERTAIN PROVISIONS RELATING TO
                        EXECUTIVE OFFICERS AND DIRECTORS

                  8.1 Limitations on Grants to Certain Executive Officers. From and after the Company's 1996 Annual Meeting of Stockholders, the maximum number of options that may be granted during any calendar year to the Company's chief executive officer and its four mostly highly compensated executive officers who are compensated at an annual rate in excess of $100,000 is 50,000.

                  8.2 Limitation on Exercisability of Director Options. Notwithstanding the provisions contained in section 6.4, Options granted to members of the Board may not be exercised prior to one year after the date such Option is granted.

                  8.3 Automatic Award of Options to Non-Employee Directors. Each Director who is not an employee of any Participating Company shall receive 2,000 Options on joining the Board and 2,000 options on the day of each Annual Meeting of Stockholders in which such Director is elected or reelected to office. Such Options shall be awarded at the fair market value on the date of grant. This provision shall not be amended more than once every six months, other than to conform with changes in the I.R.C., the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  9.1 Availability of Plan. A copy of this Plan shall be shown to any Eligible Person making reasonable inquiry concerning the Plan.

                  9.2 No Rights in Shares Before Issuance and Delivery. Neither the Optionee, his or her estate nor his or her transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a shareholder of the Company with respect to any Shares issuable upon exercise of the Option unless and until certificates representing such Shares shall have been issued and delivered notwithstanding exercise of the Option. No adjustment will be made for a dividend or other rights where the record date is prior to the date such stock certificates are issued, except as provided in Section 6.10(a).

                  9.3 Notice. Any notice or other communication required or permitted to be given pursuant to the Plan or under any Option Agreement must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have been given and received on the date three days after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to Eligible Persons at their most recent addresses shown in the Company's records. Notice to the Company shall be addressed to the Company at the address of the Company's principal executive offices, to the attention of the Treasurer of the Company.

                  9.4 Titles and Headings. Titles and headingsf sections of this Plan document are for convenience of reference only and shall not affect the construction of any provisions hereof.

                  9.5 Governing Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of Colorado applicable to agreements made and to be performed wholly within the State of Colorado.



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


                  9.6 Information. During the period that Options are outstanding, the Company will provide Optionees with copies of all reports, proxy statements and other communications distributed to its shareholders generally.

                  IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this Amended and Restated Plan by the Board on April 1, 1996, the Company has caused this Amended and Restated Plan to be duly executed by its duly authorized officers.

                                           ENHANCED SERVICES COMPANY, INC.


                                    By:    _______________________________
                                           Kenneth Duckman, President
                                           and Chief Executive Officer


                                    By:    _______________________________
                                           Robert Smith, Treasurer and
                                           Chief Financial Officer









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